EXHIBIT 32.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER
OF DELTA PETROLEUM CORPORATION
PURSUANT TO 18 U.S.C. SECTION 1350
I certify that, to the best of my knowledge, the Quarterly Report on Form 10-Q of Delta Petroleum Corporation for the period ended September 30, 2008:
(1) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) the information contained in the Report fairly presents, in all material aspects, the financial condition and results of operations of Delta Petroleum Corporation.

/s/ Kevin K. Nanke
Kevin K. Nanke
Treasurer and Chief Financial Officer
November 6, 2008
This certification accompanies this Report pursuant to 18 U.S.C. Section 1350 and shall not, except to the extent required thereby, be deemed filed by Delta Petroleum Corporation (the “Company”) for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference. A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission upon request.